                                                                     Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     among

                            NEWPARK RESOURCES, INC.
                             JPI ACQUISITION CORP.
                           J. POUYER INTERESTS, INC.
                          UNI-MAT INTERNATIONAL, INC.

                                      and

                                JOSEPH E. POUYER



                                 April 8, 1996

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of the 8th day of April, 1996, by and among Newpark Resources, Inc., a Delaware corporation ("Newpark"), JPI Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Newpark ("Newco"), J. Pouyer Interests, Inc., a Texas corporation (the "Company"), Uni-Mat International, Inc., a Texas corporation ("Uni-Mat"), and Joseph E. Pouyer, an individual (the "Shareholder"), with reference to the facts set forth below. The Company, Uni-Mat and the Shareholder are sometimes hereinafter collectively referred to as the "Pouyer Group".

     A. The Company owns or, prior to the Closing, will own the exclusive right to use certain patents and other intellectual property rights in connection with the use, sale and lease in the United States of prefabricated mats for the site preparation industry (other than for sale or lease to any department, bureau or agency of the United States) and for certain other purposes. The Shareholder owns beneficially and of record all of the outstanding capital stock of the Company and Uni-Mat.

     B. The parties intend that this Agreement shall constitute a plan of reorganization (the "Plan") by a transaction of a type described in Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan comprises (i) the merger (the "Merger") of the Company into Newco, with Newco continuing as the surviving corporation, pursuant to this Agreement and the Agreement of Merger in the form attached hereto as Exhibit "A" (the "Agreement of Merger"), on the terms contained herein and in accordance with the applicable provisions of the Texas Business Corporation Act (the "BCA"), and (ii) the conversion of all the outstanding shares of capital stock of the Company into 68,611 newly issued shares of Newpark Common Stock (the "Newpark Shares") and $500,000 in cash.

     C. The parties believe that it is in their best interests to adopt and consummate the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

     1.  The Merger.
         ----------

     1.1  Adoption of Plan of Reorganization.
          ----------------------------------

          Newpark, Newco, the Company and the Shareholder hereby adopt the plan of reorganization set forth herein.

     1.2  Merger of the Company into Newco.
          --------------------------------

     Subject to the provisions of this Agreement and the BCA, at the "Effective Time" (as defined in paragraph 1.3), the Company shall be merged with and into Newco, and the separate corporate existence of the Company shall cease. Newco shall be the surviving corporation in the Merger (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Texas. The Merger shall have the effects set forth in
Article 5.06 of the BCA.

     1.3  Effective Time.
          --------------

     If all of the conditions precedent to the parties' obligations to consummate the Merger under this Agreement are satisfied or waived and this Agreement has not been terminated, the parties shall cause the Agreement of Merger to be duly executed and filed with the Secretary of State of Texas. The Merger shall become effective as of the time the Agreement of Merger is accepted for filing and officially filed. The date and time when the Merger becomes effective is referred to herein as the "Effective Time". This Agreement and the Agreement of Merger are hereinafter collectively referred to as the "Merger Agreements".

     1.4  Conversion of Shares.
          --------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof:

     (a) The shares of Common Stock of Newco which are issued and outstanding immediately prior to the Effective Time shall not be changed or converted as a result of the Merger, but shall remain outstanding as shares of the Surviving Corporation.

     (b) All of the outstanding shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time (the "Company Shares") shall be converted (in the aggregate) into the right to receive the sum of $500,000 and 68,611 shares of Newpark Common Stock.

     1.5  Surrender of Shares.
          -------------------

     (a) The Shareholder, as the holder of all of the Company Shares, upon the surrender to Newpark of the certificate or certificates which, immediately prior to the Effective Time, represented the Company Shares, shall be entitled to receive in exchange therefor the sum of $500,000, payable, in the discretion of Newpark, by check or by the wire transfer of immediately available funds, and certificates representing the number of shares of Newpark Common Stock into which the shares of capital stock of the Company theretofor represented by the certificate or certificates so surrendered shall have been converted pursuant to the provisions of paragraph 1.4(b).

     (b) Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Time, represented capital stock of the Company shall represent for all purposes only the right to receive the consideration provided in paragraph 1.4(b). Certificates representing the Newpark Shares shall be delivered to the Shareholder as soon as practicable following the Effective Time.

     2.  Ancillary Agreements.
         --------------------

     2.1  License Agreement.
          -----------------

     In order to clarify the rights of the Company to use the "Technology" (as defined in paragraph 15.8), prior to the Closing, the Shareholder and the Company shall execute and deliver an Amended and Restated License Agreement (the "License Agreement") substantially in the form of Schedule 2.1.

     2.2  Registration Rights Agreement.
          -----------------------------

     On the Closing Date, Newpark and the Shareholder shall execute and deliver a registration rights agreement (the "Registration Rights Agreement") substantially in the form of Schedule 2.2.

     2.3  Noncompetition Agreement.
          ------------------------

     On the Closing Date, Newpark and the Shareholder shall execute and deliver a noncompetition agreement (the "Shareholder Noncompetition Agreement") substantially in the form of Schedule 2.3(a), and Newpark and Uni-Mat shall execute and deliver a noncompetition agreement (the "Uni-Mat Noncompetition Agreement") substantially in the form of Schedule 2.3(b). In consideration of the execution and delivery of the Uni-Mat Noncompetition Agreement, at the Closing, Newpark shall pay to Uni-Mat or its nominee the sum of $300,000 by check or by the wire transfer of immediately available funds. No additional consideration shall be payable in connection with the execution and delivery of the Shareholder Noncompetition Agreement.

     2.4  Manufacturing Agreement.
          -----------------------

     On the Closing Date, Newpark, Uni-Mat and the Shareholder shall execute and deliver a manufacturing agreement (the "Manufacturing Agreement") substantially in the form of Schedule 2.4, pursuant to which Uni-Mat and the Shareholder shall be granted a right of first refusal, on an order by order basis, to manufacture the products used, sold or leased by Newpark and its "Affiliates" (as defined in paragraph 15.8) after the Closing that incorporate inventions, discoveries or processes covered by patents included in the Technology.

     3.  Representations and Warranties of the Pouyer Group.
         --------------------------------------------------

     Except as otherwise specifically set forth in a letter (the "Disclosure Letter") delivered by the Shareholder to Newpark prior to the execution hereof, the Company, Uni-Mat and the Shareholder hereby jointly and severally represent and warrant to Newpark and Newco as follows:

     3.1  Organization and Good Standing.
          ------------------------------

     (a) The Company is a corporation duly organized and in good standing under the laws of the State of Texas, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction where the character or location of the assets owned by the Company or the nature of the business transacted by the Company requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company. Schedule 3.1(a) sets forth a list of the jurisdictions in which the Company is qualified to do business.

     (b) The Company has furnished to Newpark complete and correct copies of the Company's Articles of Incorporation and Bylaws, as in effect on the date hereof.

     (c) The Company has heretofore delivered to Newpark for its examination copies of the minute books, stock certificate books and corporate seal of the Company. Said minute books are accurate in all material respects and reflect all resolutions adopted and all material actions expressly authorized or ratified by the shareholders and directors of the Company. The stock certificate books reflect all issuances, transfers and cancellations of capital stock of the Company.

     3.2  Capitalization.
          --------------

     (a) The authorized capital stock of the Company consists of 1,000 shares of Common Stock, no par value, of which 1,000 shares (i.e., the "Company Shares") are issued and outstanding as of the date hereof. The Company Shares are validly issued, fully paid and nonassessable and have been issued in full compliance with all state and federal securities laws.

     (b) The Shareholder owns, and immediately prior to the Effective Time will own, all right, title and interest in and to all of the Company Shares, free and clear of any claims, liens, encumbrances, charges, restrictions or adverse rights of any kind whatsoever. Without limiting the generality of the foregoing, no current or former spouse of the Shareholder owns any interest in the Company Shares.

     (c) There are no options, warrants, subscriptions or other rights outstanding for the purchase of, nor any securities convertible into, capital stock of the Company. No shares of the Company are held as treasury stock.

     3.3  Investment in Other Entities.
          ----------------------------

     (a) The Company does not have any debt interest (other than trade accounts receivable) or equity interest or right or option to acquire any debt or equity interest in any other entity.

     (b) Schedule 3.3 sets forth a true and complete list of all corporations, partnerships and other entities in which Uni-Mat, the Shareholder or any of their Affiliates owns, directly or indirectly, any equity interest (each a "Related Entity"), the jurisdiction in which each Related Entity is incorporated or organized, all shares of capital stock or other ownership interests that each Related Entity has authorized and outstanding and a brief description of the business conducted by each Related Entity. Except as set forth on Schedule 3.3, neither the Shareholder, Uni-Mat or any Related Entity nor any Affiliate of the Shareholder, Uni-Mat or any Related Entity is engaged in the business of providing site preparation services, regardless of whether such business involves the use of the Technology, or has any rights to use the Technology.

     3.4  Authority.
          ---------

     The Company has the full corporate power and authority to execute and deliver the Merger Agreements, to perform the obligations and covenants set forth therein and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery of the Merger Agreements by the Company and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of the Company and by the Shareholder in his capacity as the sole shareholder of the Company, and no further corporate action is necessary on the part of the Company to make the Merger Agreements binding upon the Company in accordance with their terms. Uni-Mat has the full corporate power and authority to execute and deliver this Agreement, to perform the obligations and covenants set forth herein and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Uni-Mat and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Uni-Mat, and no further corporate action is necessary on the part of Uni-Mat to make this Agreement binding upon Uni-Mat in accordance with its terms. This Agreement has been duly executed and delivered by the Company, Uni-Mat and the Shareholder and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, and, when the Agreement of Merger has been duly executed and delivered, it will constitute the valid and binding Agreement of the Company, enforceable against the Company in accordance with its terms, in each case subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

     3.5  No Conflicts or Violations.
          --------------------------

     Except as set forth on Schedule 3.5, neither the execution and delivery of the Merger Agreements by the Company, the execution and delivery of this Agreement by Uni-Mat and the Shareholder nor the consummation of the Merger and the other transactions contemplated hereby will violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit the acceleration of any obligation under or result in the creation of a "Lien" (as defined in paragraph 15.8) under: (a) any term or provision of the Articles of Incorporation or Bylaws of the Company or Uni-Mat;
(b) any judgment, decree or order of any "Governmental Entity" (as defined in paragraph 15.8) or any "Company Contract" (as defined in paragraph 3.10) or any other agreement, contract or instrument to which the Company, Uni-Mat or the Shareholder is a party or by which any of them or any of their properties is bound; or (c) any "Legal Requirement" (as defined in paragraph 15.8) applicable to the Company, Uni-Mat or the Shareholder. Except for the filing and recordation of the Agreement of Merger as required by the BCA, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency or regulatory authority is required with respect to the Company, Uni-Mat or the Shareholder in connection with the execution, delivery and performance of the Merger Agreements and the consummation of the Merger and the other transactions contemplated thereby.

     3.6  Financial Statements.
          --------------------

     Schedule 3.6 includes the unaudited financial statements of the Company for the three fiscal years ended December 31, 1995. (All of the financial statements referred to in this paragraph 3.6 are hereinafter collectively referred to as the "Company Financial Statements", and the balance sheet of the Company as of December 31, 1995 included in the Company Financial Statements is hereinafter referred to as the "Balance Sheet".) The Company Financial Statements, and all other financial statements and schedules previously delivered by the Pouyer Group to Newpark, are in accordance with the books and records of the Company and set forth fairly the financial condition and results of operations of the Company as at and for the periods therein specified, all prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements of prior periods.

     3.7  Absence of Certain Changes.
          --------------------------

     Except as disclosed in Schedule 3.7 and except for changes, events or occurrences permitted or contemplated by this Agreement, since the date of the Balance Sheet there has not been:

     (a) Any material adverse change in the properties and assets (tangible or intangible) of the Company or in their condition or value, or any sale, transfer or other disposition by the Company of any of the properties and assets reflected on the Balance Sheet;

     (b) The incurrence by the Company of any indebtedness, liabilities or other obligations, other than obligations relating to routine operating expenses incurred in the ordinary course of business; or

     (c) Any transaction entered into by the Company, Uni-Mat or the Shareholder which is material to the business of the Company or which could materially and adversely effect the right of Newpark to use the Technology following the Closing.

     3.8  Properties.
          ----------

     (a) Except for the Liens described on Schedule 3.8(a) (which shall be released at or before the Closing), the Company has, and on the Closing Date will have, good and marketable title to the assets and properties shown in the Balance Sheet or acquired since the date thereof, free and clear of all Liens. The Company does not own or lease any real property and is not a party to any equipment leases or other personal property leases.

     (b) Subject to the further provisions of this paragraph, at the Closing, the assets of the Company shall include (i) the "Intellectual Property Assets" (as defined in paragraph 15.8) referred to in the first sentence of paragraph 3.9(a), and (ii) all books and records of the Company as of the date hereof. Newpark acknowledges and agrees that the intellectual property rights owned by the Company as of the Closing will not include any right to sell or lease prefabricated mats under the Technology to any department, bureau or agency of the United States or for use by any other person outside of the United States (the "Excluded Rights"); provided, however, anything herein to the contrary notwithstanding, the rights owned by the Company as of the Closing shall include the right to sell or lease prefabricated mats to any state or local government and to any non-governmental person providing products or services to any department, bureau or agency of the United States. Prior to the Closing, the Company may transfer to the Shareholder the rights of the Company under the contracts described on Schedule 3.8(b) and the accounts receivable and any other assets of the Company, other than the assets described in the first sentence of this paragraph.

     3.9  Intellectual Property.
          ---------------------

     (a) Except for the Excluded Rights (the ownership of which shall be retained by the Shareholder) and subject to the provisions of paragraph 11.6 and the rights of the parties to the agreements listed on Schedule 3.8(b) and
Schedule 3.9(a), at the Closing, the Intellectual Property Assets of the Company shall include: (i) the absolute and exclusive right to practice the Technology in connection with the use, sale and lease of any and all products and services in the United States, including, without limitation, prefabricated mats for the site preparation industry; (ii) all "Trade Secrets" (as defined in paragraph 15.8), trademarks, trade names, service marks and other intellectual property rights owned by the Company, Uni-Mat or the Shareholder as of the date hereof and relating to the use, sale or lease in the United States of prefabricated mats for the site preparation industry; and (iii) all right, title and interest of the Pouyer Group under any agreements (other than the agreements listed on Schedule 3.8(b)) pursuant to which the Company, Uni-Mat or the Shareholder has agreed to sell to third parties prefabricated mats or other products incorporating the Technology or has licensed third parties to use the Technology in the United States. Schedule 3.9(a) sets forth a complete and accurate list of all trademarks, trade names and service marks, whether registered or unregistered, owned or used by the Company, Uni-Mat or the Shareholder in connection with the use, sale or lease of prefabricated mats in the United States and a complete and accurate list and summary description of all contracts or agreements relating to the Intellectual Property Assets to which the Company, Uni-Mat or the Shareholder is a party or is bound, whether as licensor or licensee or as a supplier of products and services. Except as set forth on Schedule 3.9(a), neither the Shareholder nor any of his Affiliates have entered into any license agreements or otherwise granted to any person any rights to use the Technology or to purchase products or services that are based upon, utilize or otherwise incorporate the Technology. Each agreement listed on Schedule 3.9(a) may be terminated by the Company on no more than 30 days notice to the other party thereto without the payment of any penalty and without incurring any other liability or obligation to the other party thereto.

     (b) Except as disclosed on Schedule 3.9(b), the Company owns all right, title and interest in and to the Intellectual Property Assets, neither the Company, Uni-Mat nor the Shareholder has assigned, transferred or licensed, or purported to assign, transfer or license, to any person any of the Intellectual Property Assets, or any registrations therefor or any rights included therein, and the Company is not obligated to pay any royalties or other fees to any other person with respect to any of the Intellectual Property Assets. There are no claims pending or, to the best knowledge of the Pouyer Group, threatened against the Company by any person with respect to the Company's use of any of the Intellectual Property Assets, or any facts or prior acts known to the Pouyer Group which could reasonably be expected to serve as the basis for any such claim. Schedule 3.9(b) also includes a description of each claim made or action brought by the Pouyer Group against any other person for infringement or alleged infringement of any rights included in the Intellectual Property Assets or for unauthorized or alleged unauthorized use of the Intellectual Property Assets and a description of the final disposition of any such claim or action. To the best knowledge of the Pouyer Group: (i) the Intellectual Property Assets do not infringe on or conflict with the rights of any other person; (ii) there is no infringement by others of any rights included in the Intellectual Property Assets; and (iii) there are no intellectual property rights owned by any other person which could reasonably be expected to materially and adversely affect Newpark's use of the Intellectual Property Assets after the Closing.

     (c) The Intellectual Property Assets include a license to use the inventions, discoveries and processes covered by all patents and patent applications owned by the Shareholder or any of his Affiliates (the "Patents").
Schedule 3.9(c) contains a complete and accurate list of all of the Patents. Except as set forth on Exhibit 3.9(c), the Shareholder is the owner of all right, title and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances and other adverse claims. Without limiting the generality of the foregoing, no current or former spouse of the Shareholder owns any interest in any Patent. All of the issued Patents currently are in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any unpaid maintenance fees or taxes. No Patent has been or is now involved in any interference, reissue, re-examination or opposition proceeding. To the best knowledge of the Pouyer Group, except as set forth on Schedule 3.9(c), there is no potentially interfering patent or patent application of any third party. No Patent is infringed or, to the best knowledge of the Pouyer Group, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company, Uni-Mat or the Shareholder, or any of their Affiliates, infringes or is alleged to infringe any patent or proprietary right of any other person. All products made, used, sold or leased under the Patents have been marked with the proper patent notice.

     (d) The Company has good title and an absolute right to use the Trade Secrets. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     3.10  Contracts.
           ---------

     Schedule 3.10 sets forth a complete list of all contracts, commitments and agreements, whether oral or written, to which the Company is a party or by which any of its assets are bound and that are in existence as of the date hereof (the "Company Contracts"). A true and complete copy of each Company Contract (or a true and complete description of any oral contract) has been furnished by the Company to Newpark prior to the date hereof. Except as set forth on Schedule 3.10: (a) all Company Contracts are in full force and effect, and there have been no written or oral amendments to or modifications of any Company Contract;
(b) no event has occurred which is, or, following any grace period or required notice, would become a material default by the Company or, to the best knowledge of the Pouyer Group, any other party thereto under the terms of any Company Contract; (c) the Company has not received written notice that any person intends to cancel or terminate any Company Contract or exercise or not exercise any right, remedy or other option thereunder; (d) the Company has not waived any material right under any Company Contract; and (e) none of the Company Contracts is with a party who is an Affiliate of the Company or any of its directors, executive officers or shareholders. At the Closing, the Company shall not be a party to or be bound by any contract, commitment or agreement other than the Company Contracts and contracts permitted or contemplated by this Agreement.

     3.11  Absence of Undisclosed Liabilities.
           ----------------------------------

     Except for liabilities and obligations under the Company Contracts, at the Closing the Company will not have, and none of its properties will be subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and except for liabilities and obligations under the Company Contracts, liabilities and obligations reflected on the Balance Sheet and obligations relating to routine operating expenses arising in the ordinary course of business since the date of the Balance Sheet, the Company currently does not have, and none of its properties currently are subject to, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, in each case regardless of whether such debts, liabilities or obligations are normally shown or reflected on financial statements prepared in a manner consistent with generally accepted accounting principles.

     3.12  Legal Proceedings.
           -----------------

     There are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Pouyer Group, threatened against or affecting the Company (or any of the Company's officers, directors or shareholders in connection with the business of the Company) or the Technology before or by any court, arbitrator or administrative or governmental body, and the Company is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or administrative or governmental body.

     3.13  Taxes.
           -----

     (a) The Company has filed all income, franchise and other "Tax Returns" (as defined in paragraph 15.8) required to be filed by it by the date hereof. All "Taxes" (as defined in paragraph 15.8) imposed by the United States or by any state, municipality or subdivision, or other taxing authority, which are due and payable by the Company have been paid in full and all such Taxes will be paid in full through the Closing Date.

     (b) All contributions due from the Company pursuant to any unemployment insurance or workers compensation laws and all sales or use Taxes which are due or payable by the Company have been paid in full and will be so paid through the Closing Date. The Company has withheld and paid to, or will cause to be paid to, the appropriate taxing authorities all amounts required to be withheld from the wages of its employees under state law and the applicable provisions of the Code, and the Company will continue to do so with respect to all wages paid by it through the Closing Date.

     (c) The Company has furnished to Newpark true and complete copies of the federal income Tax Returns of the Company covering the last three full fiscal years of the Company and constituting complete and accurate representations of the tax liabilities of the Company for the relevant periods stated therein and accurately reflecting its position with respect to future tax liabilities by accurately setting forth all relevant items, including the Tax bases of all assets, where required to be set forth in such Tax Returns.

     3.14  Permits and Licenses; Compliance with Laws.
           ------------------------------------------

     (a) The Company has obtained all material permits, licenses and governmental authorizations that are required by any Governmental Entity to enable the Company to conduct its business as conducted on the date hereof (the "Permits"), and the Company is in compliance in all material respects with the terms and conditions of each Permit. Schedule 3.14 contains a true and complete list of all of the Permits, and each Permit is in full force and effect.

     (b) The Company is in compliance in all material respects with all applicable Legal Requirements. Without limiting the generality of the foregoing, all operations heretofore conducted by the Company have been conducted in compliance in all material respects with all "Environmental Legal Requirements" (as defined in paragraph 15.8), and no "Hazardous Materials" (as defined in paragraph 15.8) have been disposed or otherwise released into the environment by or at the direction of the Company or any of its Affiliates, or in connection with the operation of the Company's business, in quantities, concentrations or locations that require remediation under any Environmental Legal Requirements.

     3.15  Personnel; Labor Relations.
           --------------------------

     (a) Schedule 3.15 contains a list of all current employees of the Company. All current employees are employed on an "at-will" basis and are not entitled to any severance benefits.

     (b) There are no claims, controversies or grievances pending or threatened between the Company and any of its current or former employees. The Company has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, and the Company is not liable for any arrears or wages or any Taxes or penalties for failure to comply with any of the foregoing.

     3.16  Insurance.
           ---------

     Schedule 3.16 sets forth a complete list of all insurance policies that the Company maintains, indicating risks insured against, carrier, policy number, amount of coverage, premiums and expiration date.

     3.17  Interests in Competitors and Suppliers.
           --------------------------------------

     Except as set forth on Schedule 3.17, neither the Shareholder, Uni-Mat or any of their Affiliates, nor any of the directors, officers or shareholders of the Company or Uni-Mat or any of their Affiliates, own, directly or indirectly, individually or collectively, any interest in any person which: (a) is a competitor, customer or supplier of the Company; or (b) has an existing contractual relationship with the Company. Ownership of not more than one percent of any class of capital stock of any publicly traded corporation or other entity shall not constitute a breach of the representations and warranties contained in this paragraph.

     3.18  Employee Benefit Plans.
           ----------------------

     The Company does not maintain or contribute to any "employee pension benefit plan", as such term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), deferred compensation or other similar employee benefit plan. Except as set forth in Schedule 3.18, the Company does not maintain any "employee welfare benefit plan", as such term is defined in Section 3 of ERISA, whether insured or otherwise, and each such "employee welfare benefit plan" listed on said schedule is in compliance with the provisions of ERISA.

     3.19  All Rights Assignable.
           ---------------------

     The Company may transfer and assign all of its right, title and interest in and to its properties, assets and contracts without obtaining the consent or approval of any other person.

     3.20  Brokerage and Finder's Fees.
           ---------------------------

     Neither the Company, Uni-Mat or the Shareholder, nor any of their Affiliates, has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

     3.21  Acquisition of Newpark Shares for Investment.
           --------------------------------------------

     (a) The Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Newpark Shares, and he is acquiring the Newpark Shares for investment for his own account and not with a view to the resale or distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law; provided, however, that the disposition of the Shareholder's property shall at all times be and remain within his control, subject to compliance with federal and state securities laws. The Shareholder acknowledges that the Newpark Shares have not been registered under the Securities Act or registered or qualified under the laws of any state and understands that the

Newpark Shares must be held indefinitely unless they are subsequently registered under the Securities Act and registered or qualified under the securities laws of any state, if applicable, or an exemption from such registration or qualification is available.

     (b) The Shareholder acknowledges that he has had the opportunity to ask questions of and receive answers from representatives of Newpark concerning the terms and conditions of this Agreement and any information furnished to him by Newpark pursuant to this Agreement. The Shareholder also acknowledges that he has been represented by counsel of his own choosing in connection with the negotiation and execution of this Agreement.

     (c) Certificates representing the Newpark Shares shall bear a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS."

Upon the request of the Shareholder and, if requested by Newpark, upon the receipt by Newpark of an opinion of the Shareholder's legal counsel to the effect that the foregoing legend is not required under applicable law, which opinion shall be substantially similar to opinions rendered by nationally recognized law firms in similar transactions, Newpark shall remove, or cause its transfer agent to remove, the foregoing legend from the certificates representing the Newpark Shares or issue to the Shareholder new certificates therefor free of any restrictive legend.

          (d) Newpark is hereby authorized to notify its transfer agent of the status of the shares issued pursuant to this Agreement and to take such other action as shall be reasonable and proper to prevent any violation of the Securities Act or any state securities law.

               3.22 No Material Misstatements or Omissions  .
                    --------------------------------------

          No representation or warranty by the Company, Uni-Mat or the Shareholder in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to Newpark by the Company, Uni-Mat or the Shareholder pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein and therein not misleading.

          4.  Representations and Warranties of Newpark and Newco.
              ---------------------------------------------------

               Newpark and Newco hereby jointly and severally represent and warrant to the Shareholder as follows:

               4.1  Organization and Good Standing.
                    ------------------------------

          (a) Newpark is a corporation duly organized and in good standing under the laws of the State of Delaware, has full corporate power and authority to carry on its business as now conducted by it and is entitled to own or lease and operate its properties and assets now owned or leased and operated by it. Newpark is qualified to do business and is in good standing in every jurisdiction in which the character or location of the assets owned by it or the nature of the business transacted by it or both require qualification and failure to be so qualified would have a materially adverse effect on its business or financial condition.

          (b) Newco is a corporation duly organized and in good standing under the laws of the State of Texas, has been organized for the purpose of merging with the Company and has conducted no business since its organization.

               4.2  Capital Stock.
                    -------------

          (a) The authorized capital stock of Newpark consists of 20,000,000 shares of Common Stock, $.01 par value, of which 10,666,662 shares were issued and outstanding on March 15, 1996, and 1,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding.

          (b) The authorized capital stock of Newco consists of 1,000 shares of Common Stock, $1.00 par value, of which 1,000 shares are issued and outstanding and held by Newpark on the date hereof.

               4.3  Authority.
                    ---------

          Newpark and Newco each has the full corporate power and authority to execute and deliver the Merger Agreements, to perform the obligations and covenants set forth therein and to consummate the Merger and the other transactions contemplated thereby. The execution and delivery of the Merger Agreements by Newco and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Newco and by Newpark in its capacity as the sole shareholder of Newco. The execution and the delivery of the Merger Agreements by Newpark and the consummation of the transactions contemplated thereby have been duly authorized by the Board of Directors of Newpark. No further corporate action is necessary on the part of Newpark or Newco to make this Agreement binding upon them in accordance with its terms. This Agreement has been duly executed and delivered by Newpark and Newco and constitutes the valid and binding agreement of each of them, enforceable against them in accordance with its terms, and, when the Agreement of Merger has been duly executed and delivered, it will constitute the valid and binding Agreement of Newpark and Newco, enforceable against them in accordance with its terms, in each case subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

               4.4  No Conflicts or Violations.
                    --------------------------

          Neither the execution and delivery of the Merger Agreements by Newpark and Newco nor the consummation of the Merger and the other transactions contemplated thereby will violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under or permit the acceleration of any obligation under: (a) any term or provision of the Articles of Incorporation or Bylaws of Newpark or Newco; (b) any judgment, decree or order of any Governmental Entity to which Newpark or Newco is a party or by which any of them or any of their properties is bound; or (c) any Legal Requirements applicable to Newpark or Newco. Except for the filing and recordation of the Agreement of Merger as required by the BCA, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required with respect to Newpark or Newco in connection with the execution, delivery and performance of the Merger Agreements and the consummation of the Merger and the other transactions contemplated thereby.

               4.5  Newpark Financial Statements.
                    ----------------------------

          Newpark has delivered to the Shareholder copies of Newpark's Annual Report on Form 10-K for the year ended December 31, 1995, and Newpark's definitive Proxy Statement, dated May 1, 1995, for its Annual Meeting of Stockholders held on June 28, 1995. All of said documents are called the "Newpark Reports" herein. The financial statements contained in the Newpark Reports (the "Newpark Financial Statements") have been prepared in accordance with generally accepted accounting principles consistently applied during the periods indicated, all as more particularly set forth in such financial statements and the notes thereto. Each of the balance sheets included in the Newpark Financial Statements presents fairly as of its date the consolidated financial condition and assets and liabilities of Newpark and its subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Newpark and its subsidiaries did not have, as of the dates of such balance sheets, any material liabilities or obligations, absolute or contingent, of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The consolidated statements of earnings and stockholders' equity and consolidated statements of changes in financial position included in the Newpark Financial Statements present fairly the results of operations and changes in financial position of Newpark and its subsidiaries for the periods indicated.

               4.6  Absence of Certain Changes.
                    --------------------------

          Since December 31, 1995, there has not been any material adverse change in the results of operations, financial condition, liquidity, assets, properties or business of Newpark and its subsidiaries, taken as a whole.

               4.7  Brokerage and Finder's Fees.
                    ---------------------------

          Neither Newpark nor Newco has incurred any liability to any broker, finder or agent for any brokerage fees, finder's fees or commissions with respect to the transactions contemplated by this Agreement.

               4.8  No Material Misstatements or Omissions.
                    --------------------------------------

          No representation or warranty by Newpark and Newco in this Agreement, and no document, statement, certificate, exhibit or schedule furnished or to be furnished to the Shareholder by Newpark or Newco pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts contained therein not misleading.

          5.   Obligations and Covenants of the Pouyer Group.
               ---------------------------------------------

               The Company, Uni-Mat and the Shareholder hereby covenant and agree as follows:

               5.1  Access to Properties and Records.
                    --------------------------------

          The Company, Uni-Mat and the Shareholder shall afford to Newpark and its "Representatives" (as defined in paragraph 15.8) full and complete access, throughout the period from the date hereof to the Closing Date, to all of the properties, assets, documents, books, commitments, contracts and records of the Company (and, to the extent relevant to the transaction, full and complete access to the properties, assets, documents, books, commitments, contracts and records of Uni-Mat and the Shareholder) and shall furnish Newpark with such additional information as to the business of the Company and the Technology as Newpark shall from time to time reasonably request, including copies and extracts of pertinent documents, records and contracts. The Pouyer Group shall cause the Representatives of the Company to be available to Newpark at all reasonable times for purposes of facilitating Newpark's review and investigation of the Company and the Technology. The commitments of the Pouyer Group under this paragraph 5.1 are made with the understanding that Newpark and its Representatives shall keep confidential any information (other than information which is readily ascertainable from public or trade sources or published information) obtained from the Pouyer Group hereunder. In the event of the termination of this Agreement, Newpark and its Representatives shall continue to keep such information confidential.

               5.2  Conduct of Business.
                    -------------------

                    Between the date hereof and the Closing Date:

          (a) The business of the Company shall be conducted diligently and only in the ordinary course, and the Company shall not, except as otherwise permitted by paragraph 3.8(b), sell or dispose of any of its properties or assets or distribute to the Shareholder any of its properties or assets, whether as a dividend, redemption of shares or otherwise;

          (b) The Company shall use its reasonable efforts to perform all of its obligations under the Corporate Contracts and, without Newpark's prior written approval, shall not cancel, amend, modify, renew or extend any of the Corporate Contracts, waive any rights thereunder or enter into any new contracts, agreements or commitments;

          (c) The Company shall maintain in full force and effect all of the insurance policies described on Schedule 3.16;

          (d) The Company, Uni-Mat and the Shareholder shall take all such actions as may be necessary or appropriate to preserve and protect the Intellectual Property Assets of the Company; and

          (e) Neither the Company, Uni-Mat nor the Shareholder shall, directly or indirectly, enter into any license agreements or otherwise grant, sell, assign or transfer to any person any rights to use the Technology or, except as otherwise required under the contracts listed on Schedule 3.8(b), any products or services that are based upon, utilize or otherwise incorporate the Technology.

               5.3  Reasonable Efforts.
                    ------------------

          Subject to the other provisions of this Agreement, the Company, Uni-Mat and the Shareholder shall use their reasonable efforts: (a) to perform their obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of Governmental Entities and consents of third parties required to be obtained by or on behalf of the Pouyer Group to consummate the transactions contemplated by this Agreement; and (c) to satisfy or cause to be satisfied all of the conditions precedent to their or Newpark's obligations under this Agreement to the extent that their action or inaction can control or influence the satisfaction of such conditions.

               5.4  Exclusive Dealing.
                    -----------------

          Unless this Agreement has been terminated in accordance with its terms, neither the Company, Uni-Mat or the Shareholder, nor any of their Representatives, shall, directly or indirectly, solicit or encourage inquiries or proposals from third parties or participate in any negotiations or discussions or enter into any agreements or understandings with, or furnish any information to, third parties with respect to the sale or other disposition of any shares of the capital stock of the Company or any sale, transfer or other disposition of the business and assets of the Company.

               5.5  Corporate Matters.
                    -----------------

          Between the date hereof and the Closing Date, the Company shall not, without Newpark's prior written approval: (a) amend its Articles of Incorporation or Bylaws; (b) issue any shares of its capital stock; (c) issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments under which any additional shares of its capital stock of any class might be directly or indirectly authorized, issued or transferred from treasury; (d) change its Board of Directors; or (e) enter into any agreement requiring it to do any of the foregoing prohibited acts.

               5.6  Encumbrances and Indebtedness.
                    -----------------------------

          From and after the date hereof and until the Closing Date, the Company shall not: (a) permit any Lien to attach upon any of its properties or assets, whether now owned or hereafter acquired; or (b) borrow or agree to borrow any funds or incur or become subject to any liability or obligation, absolute or contingent, except liabilities and obligations under the Corporate Contracts and obligations relating to routine operating expenses incurred in the ordinary course of business. Prior to the Closing Date, the Company shall satisfy and pay in full all of its liabilities and obligations, other than liabilities and obligations under the Corporate Contracts that pertain to and are to be performed during any period commencing on or after the Closing, and shall obtain the release of all Liens described on Schedule 3.8(a).

          6.   Obligations and Covenants of Newpark and Newco.
               ----------------------------------------------

               Newpark and Newco hereby covenant and agree as follows:

               6.1  Reasonable Efforts.
                    ------------------

          Subject to the other provisions of this Agreement, Newpark and Newco agree to use their reasonable efforts: (a) to perform their obligations hereunder; (b) to take, or cause to be taken, all actions necessary, proper or advisable to obtain all approvals of Governmental Entities and consents of third parties required to be obtained by or on behalf of Newpark or Newco to consummate the transactions contemplated by this Agreement; and

(c) to satisfy or cause to be satisfied all of the conditions precedent to their obligations or to the obligations of the Pouyer Group under this Agreement, to the extent that their action or inaction can control or influence the satisfaction of such conditions.

               6.2  Issuance of Stock.
                    -----------------

          Newpark has reserved for issuance, and, as when required by the provisions of the Merger Agreements, will issue the Newpark Shares into and for which the shares of capital stock of the Company are to be converted and exchanged in the Merger, and the Newpark Shares, when so issued, will be validly issued, fully paid and nonassessable.

               6.3  Access to Information.
                    ---------------------

          Newpark agrees to make available to the Shareholder: (a) the opportunity to ask questions of and receiver answers from a responsible officer of Newpark concerning the terms and conditions of the Plan and the properties, operations and business of Newpark; and (b) any additional information in Newpark's possession or which Newpark can produce or acquire without unreasonable effort or expense which is necessary to verify the accuracy of Newpark's disclosures under this Agreement and in the Newpark Reports.
Newpark's commitments under this paragraph 6.3 are made with the understanding that the Shareholder and his Representatives shall keep confidential any information (other than information which is readily ascertainable from public or trade sources or published information) obtained from Newpark concerning its properties, operations and business. Whether or not the Merger is consummated, the Shareholder and his Representatives shall not trade in securities of Newpark at any time when they have received from Newpark material information which has not theretofore been disclosed to the public.

               6.4  Listing Application.
                    -------------------

          Newpark shall file an application with the New York Stock Exchange (the "NYSE") to approve the Newpark Shares for listing, subject to official notice of issuance. Newpark shall use its reasonable efforts to cause the Newpark Shares to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          7.   Conditions to Obligations of Newpark, Newco and the Pouyer Group.
               ----------------------------------------------------------------

          The obligations of each party under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions, except to the extent the parties may waive any of such conditions in writing:

               7.1  Consents.
                    --------

          All authorizations, approvals, orders and consents of, and registrations, declarations and filings with, any Governmental Entity required for consummation of the Merger and the other transactions contemplated by the Plan shall have been obtained or made (other than filing of the Agreement of Merger and any other documents required to be filed after the Effective Time).

               7.2  Litigation.
                    ----------

          On the Closing Date, there shall be no effective injunction, writ or preliminary restraining order or any order of any nature issued by any court or governmental agency of competent jurisdiction to the effect that the Merger and the other transactions contemplated by the Plan may not be consummated, no proceeding or lawsuit shall have been commenced in any court or by any governmental agency for the purpose of obtaining any such injunction, writ or preliminary restraining order, and no written notice shall have been received from any court or governmental agency indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by the Plan.

               7.3  Listing on NYSE.
                    ---------------

                    The NYSE shall have given the approval referred to in paragraph 6.4.

               7.4  Certain Agreements.
                    ------------------

          At the Closing, the parties thereto shall have executed and delivered the Shareholder Noncompetition Agreement, the Uni-Mat Noncompetition Agreement, the Registration Rights Agreement and the Manufacturing Agreement.

          8.   Conditions Precedent to Obligations of Newpark and Newco.
               --------------------------------------------------------

          The obligations of Newpark and Newco under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions, except to the extent waived in writing by Newpark:

               8.1  Representations, Warranties and Covenants of the Pouyer
                    -------------------------------------------------------
                    Group.
                    -----

          All representations and warranties of the Company, Uni-Mat and the Shareholder contained in or made under or in connection with this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date, except as to changes contemplated or permitted by this Agreement, with the same force and effect as if such representations and warranties had been made as of the

Closing Date, and the Company, Uni-Mat and the Shareholder shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date.

               8.2  Investigation of the Company.
                    ----------------------------

          Newpark shall have made an investigation of the Technology and of the business, properties (tangible and intangible), contracts, liabilities, obligations and financial condition of the Company and shall have been satisfied with the results of such investigation.

               8.3  No Adverse Change.
                    -----------------

          There shall have been no changes after the date of the Balance Sheet in the assets (tangible and intangible), liabilities, financial condition or affairs of the Company which in their total effect have been materially adverse to the Company.

               8.4  Consents.
                    --------

          There shall have been obtained all consents and approvals of any non-governmental person required for the consummation of the Merger and the other transactions contemplated by this Agreement.

               8.5  License Agreement.
                    -----------------

          Prior to the Closing, the Shareholder and the Company shall have executed and delivered the License Agreement, and, as of the Closing, the License Agreement shall be in full force and effect.

          9.   Conditions Precedent to Obligations of the Pouyer Group.
               -------------------------------------------------------

          The obligations of the Pouyer Group under this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions, except to the extent waived in writing by the Shareholder:

               9.1  Representations, Warranties and Covenants of
                    --------------------------------------------
                    Newpark and Newco.
                    -----------------

          All representations and warranties of Newpark and Newco contained in or made under or in connection with this Agreement shall be true and correct in all material respects both as of the date of this Agreement and as of the Closing Date, except as to changes contemplated or permitted by this Agreement, with the same force and effect as if such representations and warranties had been made as of the Closing Date, and Newpark and Newco shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by them on or prior to the Closing Date.

               9.2  No Adverse Change.
                    -----------------

          There shall have been no changes after December 31, 1995 in the results of operations, assets, liabilities, financial condition or affairs of Newpark and its subsidiaries which is their total effect have been materially adverse to Newpark and its subsidiaries, taken as a whole.

          10.  Closing.
               -------

               10.1 Time and Place.
                    --------------

          The consummation of the transactions contemplated by this Agreement is herein referred to as the "Closing", and the date on which the Closing occurs is herein referred to as the "Closing Date". The Closing shall take place at 10:00 a.m., on April 12, 1996, at the executive offices of Newpark, 3850 North Causeway, Suite 1770, Metairie, Louisiana, or on such other date and at such other place as Newpark and the Shareholder may determine by mutual agreement.
If the conditions specified in this Agreement have not been fulfilled by that date, either Newpark or the Shareholder may postpone the Closing for a reasonably necessary period or periods not exceeding an aggregate of 30 days by written notice to the other parties. Regardless of the actual time of the Closing, the Closing shall be effective for all purposes as of the opening of business on the Closing Date. Unless the context indicates otherwise, all references herein to the "Closing Date" and the "Closing" shall mean the date on which and the time at which the Closing is effective.

               10.2 Delivery of Documents by Newpark and Newco.
                    ------------------------------------------

          At the Closing, Newpark and Newco shall deliver to the Shareholder (or to Uni-Mat or the Company, as appropriate) copies of the following documents, instruments and other items, each dated, unless otherwise indicated, as of the Closing Date:

                    (a) The certificates representing the Newpark Shares and the cash amount referred to in paragraph 1.4(b);

                    (b) The cash amount referred to in paragraph 2.3;

                    (c) A certificate, dated as of a recent date, from the Delaware Secretary of State, certifying that Newpark is in good standing in Delaware, and certificates, dated as of a recent date, from the Texas Secretary of State and Comptroller of Public Accounts, certifying that Newco is in good standing in Texas ;

          (d) A certificate, executed by an executive officer of Newpark and Newco, stating that, as of the Closing: (i) except as specifically disclosed in writing in such certificate, all of the representations and warranties of Newpark and Newco contained in this Agreement are true and accurate; and (ii) Newpark and Newco have duly performed all obligations and covenants to be performed by them hereunder;

          (e) A copy of the resolutions of the Board of Directors of Newpark approving the execution, delivery and performance of the Merger Agreements, certified by the Secretary of Newpark, and a copy of the resolutions of the Board of Directors and shareholder of Newco approving the execution, delivery and performance of the Merger Agreements, certified by the Secretary of Newco; and

          (f) A favorable opinion of Ervin, Cohen & Jessup, counsel for Newpark, regarding the matters set forth on Schedule 10.2(f), subject to customary conditions and limitations.

               10.3 Delivery of Documents by the Pouyer Group.
                    -----------------------------------------

          At the Closing, the Pouyer Group shall deliver to Newpark and Newco copies of the following documents, instruments and other items, each dated, unless otherwise indicated, as of the Closing Date.

          (a) The certificates representing the Company Shares;

          (b) Certificates, dated as of a recent date, from the Texas Secretary of State and Comptroller of Public Accounts, certifying that the Company and Uni-Mat are in good standing in Texas;

          (c) A certificate, executed by the Shareholder and by an executive officer of the Company and Uni-Mat, stating that, as of the Closing: (i) except as specifically disclosed in writing in such certificate, all of the representations and warranties of the Company, Uni-Mat and the Shareholder contained in this Agreement are true and accurate; and (ii) the Company, Uni-Mat and the Shareholder have duly performed all obligations and covenants to be performed by them hereunder;

          (d) A copy of the resolutions of the Board of Directors and shareholders of the Company approving the execution, delivery and performance of the Merger Agreements, certified by the Secretary of the Company, and a copy of the resolutions of the Board of Directors of Uni-Mat approving the execution, delivery and performance of this Agreement, certified by the Secretary of Uni-Mat;

          (e) A favorable opinion of Porto, Truehart, McStay & Darcy, L.L.C., general counsel for the Pouyer Group, regarding the matters set forth on
Schedule 10.3(e), subject to customary conditions and limitations.

               10.4  Other Documents.
                     ---------------

          In addition to the documents and other items specified in paragraph
10.2 and paragraph 10.3, at the Closing, the parties shall execute and deliver, or cause the appropriate parties to execute and deliver, the following documents, each dated as of the Closing Date:

                    (a) The License Agreement, duly executed by the Company and the Shareholder;

                    (b) The Shareholder Noncompetition Agreement, duly executed by Newpark and the Shareholder;

                    (c) The Uni-Mat Noncompetition Agreement, duly executed by Newpark and Uni-Mat;

                    (d) The Registration Rights Agreement, duly executed by Newpark and the Shareholder;

                    (e) The Manufacturing Agreement, duly executed by Newpark, Uni-Mat and the Shareholder; and

                    (f) Such other documents and instruments as may be reasonably necessary to carry out the respective obligations of the parties under this Agreement.

          11.  Additional Agreements of the Parties.
               ------------------------------------

               The following provisions shall apply, and the following actions shall be taken, subsequent to the Closing:

               11.1 Further Documentation or Action.
                    -------------------------------

          Each of the parties agrees to execute and deliver any further instruments and take such other actions as may be necessary or convenient to carry out the purposes of this Agreement.

               11.2 Cooperation.
                    -----------

          After the Closing, upon request, each party shall, subject to applicable Legal Requirements, contractual restrictions or the attorney-client privilege, cooperate with the other in furnishing information, testimony and other assistance in connection with (a) any actions, audits, proceedings, arrangements or disputes involving any of the parties hereto or their Affiliates (other than in connection with disputes between the parties hereto) and based upon contracts, arrangements or acts of the Company, Uni-Mat or the Shareholder which were in effect or occurred prior to the Closing and which relate to the business or operations of the Company, and (b) actions, claims or proceedings that may be brought by or against Newpark or any of its Affiliates with respect to the Technology or any of the Intellectual Property Assets.

               11.3 Access to Records.
                    -----------------

          The Shareholder shall be entitled, after the Closing, upon reasonable notice and during the regular business hours of Newpark, to have access to and to make copies of the business records of the Company which relate to periods prior to the Closing. Newpark shall retain such business records for a period of five years following the Closing, after which time Newpark may destroy or otherwise dispose of such business records without the Shareholder's consent.

               11.4 Tax Matters.
                    -----------

          (a) Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes payable by the Company for any period prior to the Closing Date, Newpark shall promptly inform the Shareholder. The provisions of paragraph 13 shall apply to the defense of any such claim, assessment or dispute. Any additional Taxes payable as a result of any such claim, assessment or dispute shall be borne and paid by the Shareholder, and any refunds or credits of Taxes attributable to any taxable period ending on or before the Closing Date shall be for the account of the Shareholder.

          (b) The Shareholder shall be responsible for the preparation and filing of all Tax Returns for all taxable periods that end or ended on or before the Closing Date and the payment of all Taxes due with respect thereto. Newpark shall make available to the Shareholder, without charge, the services of its personnel to assist the Shareholder in the preparation of such Tax Returns. The Shareholder shall provide Newpark with copies of any such Tax Returns prior to the filing thereof for its review and approval, which shall not be unreasonably withheld.

          (c) Newpark and the Shareholder shall cooperate with each other in a timely manner in the preparation and filing of any Tax Returns, payment of any Taxes in accordance with this Agreement and the conduct of any audit or other proceeding. Each party shall execute and deliver such powers of attorney and make available such other documents as are necessary to carry out the intent of this paragraph 11.4. Each party agrees to notify the other party of any audit adjustments that do not result in Tax liability, but can be reasonably expected to affect Tax Returns of the other party.

               11.5  Confidential Information.
                     ------------------------

          Subject to the requirements of any applicable law, order or decree (including any requirements of federal or state securities laws and the NYSE), at all times following the Closing, except with Newpark's or the Shareholder's prior written consent, as the case may be:

          (a) The Shareholder shall, and shall cause its Affiliates and its and their Representatives to, keep in confidence and not use or disclose to any other person any confidential or proprietary information, no matter when or how acquired, concerning the operations or business of the Company, including, without limitation, names of customers, terms of contracts, technical know-how and processes, product formulas, methods of operation, marketing methods, pricing and other policies; and

          (b) Newpark and the Shareholder shall not, and shall use reasonable efforts to cause their respective Affiliates and Representatives not to, issue any public announcements or statements with respect to, or otherwise disclose to any person other than such party's Representatives or lenders, the terms of, or any other information pertaining to, this Agreement or the transactions contemplated hereby;

provided, however, the parties' obligations under this paragraph shall not apply to information which is ascertainable from public or trade sources or published information or which is or becomes generally available to the public other than as a result of a disclosure by a party or a party's Representatives in violation of this Agreement; and provided further, nothing contained herein shall preclude the Shareholder or Uni-Mat from utilizing the Technology in connection with (i) the performance of their obligations under the Manufacturing Agreement or the contracts listed on Schedule 3.8(b), or (ii) the use, manufacture, sale or lease of products or services pursuant to the Excluded Rights.

               11.6 Manufacturing Rights; Proprietary Rights of Newpark.
                    ---------------------------------------------------

          (a) The parties contemplate that the Shareholder and Uni-Mat shall have a right of first refusal, on an order by order basis, to manufacture any prefabricated mats or other products sold, leased or used by Newpark and its Affiliates following the Closing that are based upon, utilize or otherwise incorporate the Technology, subject to and in accordance with the terms of the Manufacturing Agreement, and Newpark acknowledges and agrees that the Intellectual Property Assets of the Company as of the Closing will not include the right to manufacture prefabricated mats or other products that are based upon, utilize or otherwise incorporate the Technology; provided, however, if, for any reason, the Shareholder and Uni-Mat elect not to manufacture the prefabricated mats or other products called for by an order submitted by Newpark or if the Shareholder and Uni-Mat otherwise are unable to deliver in a timely manner such prefabricated mats and other products in such quantities and of such quality as may be required from time to time by Newpark, then, as and to the extent provided in the Manufacturing Agreement, Newpark shall have the right to manufacture, and to contract for the manufacture by others of, prefabricated mats and other products that are based upon, utilize or otherwise incorporate the Technology, for its own account and the account of its customers.

          (b) The Shareholder and Uni-Mat acknowledge and agree that: (i) Newpark currently is engaged in the business of manufacturing, providing, using, selling and leasing prefabricated mats for the construction of temporary roads and worksites for the site preparation industry and otherwise manufacturing, providing, using, selling and leasing temporary roads and worksites and materials, supplies, products and services related thereto and used in connection therewith; and (ii) Newpark currently manufactures prefabricated mats and other materials, supplies and products used in such business in accordance with proprietary rights owned or licensed by Newpark. Nothing contained herein shall in any way limit the right of Newpark to manufacture, provide, use, sell or lease products or services which are based upon, utilize or otherwise incorporate proprietary rights (other than the Technology) now or hereafter owned or licensed by Newpark, or in which Newpark now or hereafter has any interest, regardless of whether such products or services are competitive with, or substantially equivalent to, product or services that are based upon, utilize or otherwise incorporate the Technology, and nothing contained herein shall be deemed to grant to the Shareholder, Uni-Mat or any of their Affiliates any interest in any such proprietary rights of Newpark or any right to use such proprietary rights.

               11.7 Restrictions on Transfer of Newpark Shares.
                    ------------------------------------------

          (a) The Shareholder shall not be permitted to sell or otherwise transfer or dispose of any of the Newpark Shares or any interest therein (unless the transfer or disposition has been registered under the Securities Act) without first having complied with each of the following conditions:

                (i) Newpark shall have received written notice of the proposed transfer, setting forth the circumstances and details thereof; and

                (ii) Newpark shall have received a written opinion from a law firm satisfactory to Newpark specifying the nature and circumstances of the proposed transfer and indicating that the proposed transfer will not be in violation of any of the provisions of the Securities Act and the rules and regulations promulgated thereunder.

          (b) Commencing upon the second anniversary of the Closing, sales of Newpark Shares made in compliance with Rule 144 may be made without Newpark's receiving the opinion of counsel specified in paragraph 11.7(a), provided the seller furnishes to Newpark a copy of the Form 144 filed with the Securities and Exchange Commission and such other information as Newpark may reasonably request.

               11.8  Customer Inquiries.
                     ------------------

          Following the Closing, the Shareholder and Uni-Mat shall refer to Newpark any inquiries received by them from current or prospective customers regarding the purchase or use of prefabricated mats, other than any such inquiries relating to orders that may be filled pursuant to the Excluded Rights.

          12.  Survival of Representations.
               ---------------------------

          All statements contained in any schedule, statement, certificate or other instrument delivered pursuant hereto by or on behalf of any party shall be deemed to be representations and warranties made pursuant to this Agreement by such party. All representations, warranties and agreements made by the parties shall survive the Closing and any investigation made by or on behalf of any party hereto.

          13.  Indemnification.
               ---------------

               13.1 Uni-Mat and the Shareholder.
                    ---------------------------

          Subject to the further provisions of this paragraph 13, Uni-Mat and the Shareholder shall, jointly and severally, indemnify and hold harmless Newpark against any and all losses, liabilities, claims, damages, costs and expenses, including reasonable attorneys' fees, court costs, consultant fees and expert fees (collectively the "Damages"), insofar as such Damages (or actions in respect thereof) are based upon or arise out of (a) any breach of any warranty, representation, covenant or agreement made herein by the Company, Uni-Mat or the Shareholder, or (b) any obligations or liabilities of the Company which are based upon events which occured or circumstances which existed on or before the Closing Date (other than obligations and liabilities of the Company under the Corporate Contracts, but only to the extent such obligations and liabilities pertain to and are to be performed during any period commencing after the Closing), whether or not the existence of such liabilities or obligations (or the facts, circumstances or events underlying such liabilities or obligations) was disclosed pursuant hereto or constitutes a breach of any representation or warranty hereunder, including, without limitation, all obligations and liabilities attributable to the following: (i) all Taxes payable with respect to periods ending on or before the Closing; (ii) the performance, non-performance or breach by the Company prior to the Closing of any of the Corporate Contracts, or any obligation or commitment arising or accruing thereunder prior to the Closing; (iii) the violation by the Company of any Legal Requirement at any time prior to the Closing; and (iv) obligations now existing or which hereafter may exist by reason of, or in connection with, any alleged misfeasance or malfeasance by the Company in the conduct of its business at any time prior to the Closing. The indemnification obligations provided for in this paragraph shall be the joint and several responsibility of Uni-Mat and the Shareholder, and they shall not have any right to recover any portion of their liability from the Company, whether by right of indemnification, contribution or otherwise.

               13.2  By Newpark.
                     ----------

          Subject to the further provisions of this paragraph 13, Newpark shall indemnify and hold harmless the Shareholder against all Damages insofar as such Damages (or actions in respect thereof) are based upon or arise out of any breach of any warranty, representation, covenant or agreement made herein by Newpark or Newco.

               13.3 Indemnification Procedures.
                    --------------------------

          (a) Notice of Asserted Liability.  Promptly after receipt by an
              ----------------------------
indemnified party of notice of any demand, claim or circumstances which gives rise, or, with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in Damages (an "Asserted Liability"), the party receiving such notice (the "Indemnitee") shall give notice thereof to the indemnifying party or parties (the "Indemnitor"). The notice shall describe the Asserted Liability in reasonable detail and, to the extent practicable, shall indicate the amount (estimated, if necessary) of the Damages that have been or may be suffered by Indemnitee. The failure so to notify Indemnitor shall not relieve it of any liability that it may have to Indemnitee except the extent that Indemnitor demonstrates that the defense of such action is materially prejudiced thereby.

          (b) Opportunity to Defend.  Indemnitor may elect to compromise or
              ---------------------
defend, at its own expense and by its own counsel (subject to the reasonable approval of Indemnitee), any Asserted Liability; provided, however, that Indemnitor may not compromise or settle any Asserted Liability without the consent of Indemnitee unless such compromise or settlement requires no more than a monetary payment for which Indemnitee and any other indemnifiable parties hereunder are fully indemnified or involves other matters not binding upon Indemnitee and such other indemnifiable parties. If Indemnitor elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify Indemnitee of its intent to do so with counsel reasonably satisfactory to Indemnitee, and Indemnitee shall cooperate in the compromise of, or defense against, such Asserted Liability. If Indemnitor so elects, Indemnitor shall be obligated to defend such Asserted Liability and pay all Damages incurred in such defense until either (a) Indemnitor and Indemnitee agree otherwise, or (b) a court of competent jurisdiction determines that Indemnitor does not have an obligation to indemnify Indemnitee. If Indemnitor elects not to compromise or defend any Asserted Liability, fails to notify Indemnitee of its election as provided herein or contests its obligation to indemnify Indemnitee, Indemnitee shall have the absolute right to pay, compromise or defend such Asserted Liability in respect of any Asserted Liability for which Indemnitor may have an indemnification obligation hereunder, without prejudice to any right Indemnitee may have hereunder. If Indemnitee elects to pay, compromise or defend such Asserted Liability pursuant to the foregoing provisions, all Damages incurred by Indemnitee in connection therewith shall be paid by Indemnitor as incurred by Indemnitee unless Indemnitor contests its obligation to indemnify Indemnitee, in which case Indemnitor shall pay or reimburse

Indemnitee for such Damages if and when it is finally determined that Indemnitee is entitled to indemnification from Indemnitor hereunder. The party which elects to compromise or defend any Asserted Liability pursuant to the foregoing provisions shall control the matter subject to such provisions. In any event, once Indemnitor elects to defend any Asserted Liability, Indemnitee may participate, at its own expense from that point in time, in the defense of any Asserted Liability. If any party chooses to defend or participate in the defense of any Asserted Liability, it shall have the right to receive from the other parties, subject to any restriction of applicable law or that may be necessary to preserve the privilege of attorney-client communications, any books, records or other documents within such other parties' control that are necessary or appropriate for such defense.

               13.4 Affiliates.
                    ----------

          For purposes of this Agreement, any Damages suffered by an Affiliate of Newpark or by an Affiliate of the Shareholder shall be deemed to have been suffered by Newpark or by the Shareholder, as the case may be.

          14.  Termination.
               -----------

          Subject to the provisions of paragraph 10 relating to delay of the Closing Date, either Newpark and Newco, on the one hand, or the Pouyer Group, on the other hand, may forthwith terminate this Agreement on the Closing Date in accordance with the following provisions:

          14.1 Without liability to any of the parties if a bona fide action or proceeding shall be pending against any party on the Closing Date wherein an unfavorable judgment, decree or order would prevent or make unlawful the carrying out of the transactions contemplated by this Agreement; provided, however, if such action or proceeding results from the negligent act or omission, or the intentional malfeasance, of a party, then the provisions of paragraph 14.2 shall control; and

          14.2 Without prejudice to the other rights or remedies which it may have, if default shall be made by the other party hereto in the observance or due and timely performance of any of its covenants and agreements herein contained, or if there shall have been any material breach by the other party of any of the warranties and representations of such party contained herein or in any document or certificate delivered pursuant hereto, or if any condition precedent to its obligations which is in the control of the other party hereto has not been satisfied or waived.

          15.  General Provisions.
               ------------------

               15.1 Notices.
                    -------

          All notices, requests, demands, waivers, consents and other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means calculated to arrive on any business day prior to 5:00 p.m., local time, or on the next succeeding business day if delivered on a non-business day or after 5:00 p.m., local time, (b) one business day after having been delivered to an air courier for overnight delivery, or (c) three business days after having been deposited in the mails as certified or registered mail, return receipt requested, all fees prepaid, directed to the parties or their assignees at the following addresses (or at such other address as shall be given in writing by a party hereto):

     If to Newpark or Newco, addressed to:

                    Newpark Resources, Inc.
                    3850 Causeway Boulevard
                    Suite 1770
                    Metairie, Louisiana 70002
                    Facsimile: (504) 833-9506
                    Attn:  James D. Cole

     With a copy to:

                    Bertram K. Massing, Esq.
                    Ervin, Cohen & Jessup
                    9401 Wilshire Boulevard, 9th Floor
                    Beverly Hills, CA 90212-2974
                    Facsimile: (310) 859-2325

     If to the Pouyer Group:

                    Uni-Mat International, Inc.
                    503 Martin Street
                    Houston, Texas 77018
                    Facsimile: (713) 697-1227

     With a copy to:

                    John Truehart, Esq.
                    Porto, Truehart, McStay & Darcy, L.L.C.
                    5100 Westheimer
                    Suite 131
                    Houston, Texas 77056
                    Facsimile: (713) 629-9286

               15.2 Amendment and Waiver.
                    --------------------

          The parties hereto may by mutual agreement in writing signed by each party amend this Agreement in any respect. In addition, any party hereto may in writing: (a) extend the time for the performance of any of the acts or obligations of the other party; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document or certificate delivered pursuant hereto; (c) waive compliance or performance by the other party with any of the covenants, agreements or obligations of such party contained in this Agreement; and (d) waive the satisfaction of any condition that is precedent to the performance by the party so waiving of any of its obligations under this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. A waiver by one party of the performance of any covenant, agreement, obligation, condition, representation or warranty shall not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any party of the performance of any act shall not constitute a waiver of the performance of any other act or an identical act required to be performed at a later date.

               15.3 Assignment; Parties Bound and Benefitted.
                    ----------------------------------------

          No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party hereto. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Except as otherwise specifically provided herein, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

               15.4 Severability.
                    ------------

          The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

               15.5  Entire Understanding.
                     --------------------

          This Agreement and the other documents and instruments specifically provided for in this Agreement contain the entire understanding between the parties concerning the subject matter of this Agreement and such other documents and instruments and supersede all prior understandings and agreements, whether oral or written, between them representing the subject matter hereof and thereof. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement and such other documents and instruments which are not fully expressed herein or therein.

               15.6 Expenses.
                    --------

          Each party shall bear and pay its own costs and expenses relating to the transactions contemplated by, or the performance of or compliance with any condition or covenant set forth in, this Agreement.

               15.7 Remedies Not Exclusive.
                    ----------------------

          Except as specifically provided for elsewhere in this Agreement, no remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by a party shall not, except as otherwise expressly provided for herein, constitute a waiver of the right to pursue other available remedies.

               15.8 Definitions.
                    -----------

                    As used in this Agreement, the terms set forth below shall have the following meanings:

          "Affiliate" of a specified person means any person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified and, in the case of a natural person, includes the spouse, siblings, ancestors and lineal descendants of such person and the spouses of the siblings, ancestors and lineal descendants of such person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person.

          "Business" means the business of manufacturing, providing, using, selling or leasing prefabricated mats for the construction of temporary roads or worksites for the site preparation industry or otherwise manufacturing, providing, using, selling or leasing temporary roads or worksites or any materials, supplies, products or services related thereto or used in connection therewith.

          "Environmental Legal Requirements" means all Legal Requirements relating to the use, handling, treatment, storage, transportation, disposal, emission, discharge or release of Hazardous Materials or otherwise relating to the protection of the environment or industrial hygiene (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata).

          "Governmental Entity" means any court, governmental department, commission, council, board, bureau, agency or other judicial, administrative, regulatory, legislative or other instrumentality of the United States of America or any foreign country, or any state, county, municipality or local governmental body or political subdivision of or within the United States of America or any foreign country.

          "Hazardous Materials" means any substances (including, without limitation, any asbestos, formaldehyde, radioactive substances, hydrocarbons, polychlorinated biphenyls, industrial solvents, flammables, explosives and any other hazardous substances, solid wastes or toxic materials) that are defined as hazardous or toxic substances under Legal Requirements relating to the protection of the environment or industrial hygiene.

          "Intellectual Property Assets" means any and all trademarks, trade names, service marks, copyrights, patents, patentable inventions and discoveries and Trade Secrets, and applications or registrations relating to any of the foregoing, owned, used or licensed by the Company as licensee or licensor. Unless the context indicates otherwise, references herein to the Intellectual Property Assets mean the Intellectual Property Assets owned, used or licensed by the Company on the date hereof and the Intellectual Property Assets required to be owned, used or licensed by the Company on the Closing Date.

          "Legal Requirements" means (a) any and all laws, statutes, codes, rules, regulations, ordinances, judgments, orders, writs, decrees, requirements or determinations of any Governmental Entity, (b) to the extent not covered by clause (a) immediately above, any and all requirements of permits, licenses, certificates, authorizations, concessions, franchises or other approvals granted by any Governmental Entity, and (c) any and all duties arising under common law.

          "Liens" means any liens, encumbrances, covenants, conditions, restrictions, easements, encroachments, rights of way, charges or other rights, claims or interests of any third party whatsoever.

          "Person" or "person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including, without limitation, any Governmental Entity.

          "Representatives" of a party means the respective directors, officers, employees, representatives, consultants and advisors of the party and its Affiliates.

          "Taxes" means any income, gross receipts, ad valorem, premium, excise, value-added, sales, use, transfer, franchise, license, severance, stamp, occupation, service, lease, withholding, employment, payroll, premium, property or windfall profits tax, alterative or add-on-minimum tax or other tax, fee or assessment, together with any interest and any penalty, addition to tax or additional amount imposed by any Governmental Entity responsible for the imposition of any such tax.

          "Tax Return" means any return, report, statement, information statement and the like required to be filed with any Governmental Entity with respect to Taxes.

          "Technology" means all patents, copyrights, patentable inventions and discoveries, Trade Secrets and applications and registrations relating to any of the foregoing, and all similar intellectual property rights, owned by the Company, Uni-Mat or the Shareholder or in which the Company, Uni-Mat or the Shareholder has any interest as of the Closing Date, or in which the Company, Uni-Mat or the Shareholder may have any interest in the future (including any enhancements of or improvements to the Technology made by any of them) which relate to or are used or useful in connection with the Business.

          "To the best knowledge" and similar phrases referring to the knowledge of a party mean the actual knowledge, or the knowledge that a person would have after reasonable inquiry, of such party or, in the case of a corporation or other legal entity, of such party's executive officers.

          "Trade Secrets" means all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings and blueprints owned, used or licensed by the Company as licensee or licensor.

               15.9 Tax Effect.
                    ----------

          Newpark has not made and is not making any representations to the Pouyer Group concerning any of the tax effects of the transactions provided for in the Merger Agreements. Newpark shall not be liable for or in any way responsible to the Company, Uni-Mat or the Shareholder because of any tax effect resulting from the transactions provided for in the Merger Agreements.

               15.10  Captions.
                      --------

          The captions appearing at the beginning of the various paragraphs of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.


               15.11  Attorneys' Fees.
                      ---------------

          In the event that any proceeding is brought in connection with this Agreement, or any document, agreement, instrument or certificate delivered under or pursuant to this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incidental to any such proceeding.

               15.12  Choice of Law.
                      -------------

          This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Texas without reference to choice of law rules.

               15.13  Number and Gender.
                      -----------------

                    Terms used herein in any number or gender include other numbers or genders, as the context may require.

               15.14  Counterparts.
                      ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Newpark Resources, Inc.                  J. Pouyer Interests, Inc.

By: /s/ James D. Cole                    By: /s/ Joseph E. Pouyer
    --------------------                     ----------------------
    Name: James D. Cole                      Name:   Joseph E. Pouyer
    Title:President                          Title:  President


JPI Acquisition Corp.                    Uni-Mat International, Inc.

By: /s/ James D. Cole                    By: /s/ Joseph E. Pouyer
    --------------------                     -----------------------
    Name: James D. Cole                      Name: Joseph E. Pouyer
    Title:President                          Title:President

                                         The Shareholder:

                                          /s/ Joseph E. Pouyer
                                         ----------------------------
                                         Joseph E. Pouyer, individually

                          FIRST AMENDMENT TO AGREEMENT
                           AND PLAN OF REORGANIZATION


          THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Amendment") is made and entered into as of the 17th day of April, 1996, by and among Newpark Resources, Inc., a Delaware corporation ("Newpark"), JPI Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Newpark ("Newco"), J. Pouyer Interests, Inc., a Texas corporation (the "Company"), Uni-Mat International, Inc., a Texas corporation ("Uni-Mat"), and Joseph E. Pouyer, an individual ("Shareholder"), with reference to the following facts:

          A. Newpark, Newco, the Company, Uni-Mat and the Shareholder have entered into that certain Agreement and Plan of Reorganization, dated April 8, 1996, as amended by the letter agreement dated April 8, 1996, providing for the merger of the Company with and into Newco (the "Original Agreement").

          B. The parties now desire to amend the Original Agreement in certain respects.

          C. Capitalized terms used herein, unless otherwise defined, have the meanings attributed to them in the Original Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties agree as follows:

          1.  Schedule 3.5, Schedule 3.8(b), Schedule 3.9(a), Schedule 3.9(b),
Schedule 3.9(c) and Schedule 3.10, in the form attached to the Original Agreement, are superseded and replaced by Schedule 3.5, Schedule 3.8(b),
Schedule 3.9(a), Schedule 3.9(b), Schedule 3.9(c) and Schedule 3.10 to this Amendment.

          2. The last sentence of paragraph 3.8(b) of the Original Agreement is hereby modified so that it shall hereafter read as follows:

          "Prior to the Closing, the Company may transfer to the Shareholder the rights of the Company, if any, under the contracts described on
          Schedule 3.8(b) and the accounts receivable and any other assets of the Company, other than the assets described in the first sentence of this paragraph."

     3. Paragraph 3.9(a) of the Original Agreement is hereby modified so that it shall hereafter read as follows:

          "Except for the Excluded Rights (the ownership of which shall be retained by the Shareholder and Uni-Mat) and subject to the provisions of paragraph 11.6 and the rights of the parties to the agreements listed on Schedule 3.8(b) and Schedule 3.9(a) (other than the License Agreement Amendment (the "Uni-Mat License Agreement"), dated December 15, 1990, between Uni-Mat and the Shareholder), at the Closing, the Intellectual Property Assets of the Company shall include: (i) the absolute and exclusive right to practice the Technology in connection with the use, sale and lease of any and all products and services in the United States, including, without limitation, prefabricated mats for the site preparation industry; (ii) the exclusive right to use all "Trade Secrets" (as defined in paragraph 15.8), trademarks, trade names, service marks and other intellectual property rights owned by the Company, Uni-Mat or the Shareholder, as and to the extent set forth in the License Agreement; and (iii) all right, title and interest of the Pouyer Group under any agreements (other than the agreements listed on Schedule 3.8(b)) pursuant to which the Company, Uni-Mat or the Shareholder has agreed to sell to third parties prefabricated mats or other products incorporating the Technology or has licensed third parties to use the Technology in the United States.
          Schedule 3.9(a) sets forth a complete and accurate list of all trademarks, trade names and service marks, whether registered or unregistered, owned or used by the Company, Uni-Mat or the Shareholder in connection with the use, sale or lease of prefabricated mats in the United States and a complete and accurate list and summary description of all contracts or agreements relating to the Intellectual Property Assets to which the Company, Uni-Mat or the Shareholder is a party or is bound, whether as licensor or licensee or as a supplier of products and services. Except as set forth on Schedule 3.9(a), neither the Shareholder nor any of his Affiliates have entered into any license agreements or otherwise granted to any person any rights to use the Technology or to purchase products or services that are based upon, utilize or otherwise incorporate the Technology."

     4. The first sentence of paragraph 3.9(b) of the Original Agreement is hereby modified so that it shall hereafter read as follows:

          "Except as disclosed on Schedule 3.9(a) or Schedule 3.9(b), the Company owns all right, title and interest in and to the Intellectual Property Assets, neither the Company, Uni-Mat nor the Shareholder has assigned, transferred or licensed, or purported to assign, transfer or license, to any person any of the Intellectual Property Assets, or any registrations therefor or any rights included therein, and the Company is not obligated to pay any royalties or other fees to any other person with respect to any of the Intellectual Property Assets."

     5. The fourth sentence of paragraph 3.9(c) of the Original Agreement is hereby modified so that it shall hereafter read as follows:

          "Except as set forth on Exhibit 3.9(c), all of the issued Patents are in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), are valid and enforceable and are not subject to any unpaid maintenance fees or taxes."

     6. The sixth sentence of paragraph 3.9(c) of the Original Agreement is hereby modified so that it shall hereafter read as follows:

          "To the best knowledge of the Pouyer Group, there is no potentially interfering patent or patent application of any third party."

     7. In addition to the representations and warranties of the Pouyer Group set forth in the Original Agreement, the Company, Uni-Mat and the Shareholder hereby jointly and severally represent and warrant to Newpark and Newco as follows:

          (a) Schedule 3.8(b) sets forth a complete and accurate summary of the terms upon which each of the agreements listed therein shall terminate. Following the termination of each such agreement, no party thereto shall have any further right to manufacture, sell or lease products or services that are based upon, utilize or otherwise incorporate the Technology.

          (b) Uni-Mat has performed all obligations required to be performed by it under the Cross-License Agreement (the "Hicks Agreement"), dated March 7, 1992, between Uni-Mat and Gary D. Hicks ("Hicks") including, without limitation, the payment to Hicks of the amounts contemplated by paragraph 1 of the Hicks Agreement, and Hicks does not have any Lien on any assets of the Shareholder, Uni-Mat or the Company, whether pursuant to the provisions of the Hicks Agreement or otherwise. Uni-Mat hereby covenants and agrees that it shall continue to perform, and the Shareholder hereby covenants and agrees that he shall cause Uni-Mat to perform, all of its obligations under the Hicks Agreement arising from and after the date hereof, subject to the obligations of the Company under the License Agreement.

          (c) The agreements, orders and judgements listed on Schedule 3.9(b) constitute all of the agreements, orders and judgements relating to the resolution of the matters referenced therein. The Order of Dismissal, in the form previously furnished by the Shareholder to Newpark and relating to the action referred to in paragraph B.2 of Schedule 3.9(b), has been entered by the Court in the form provided by the Shareholder to Newpark.

          (d) All obligations of the Shareholder and Uni-Mat to purchase prefabricated mats from Central Industries, Inc. ("Central"), and all obligations of Central to build prefabricated mats for the Shareholder and Uni-Mat, whether pursuant to the terms of the agreements, judgements and orders referred to on Schedule 3.9(b) or otherwise, have been satisfied in full. Without limiting the generality of the foregoing, Central has no further right to manufacture, sell or lease products or services that are based upon, utilize or otherwise incorporate the Technology.

          (e) Under the terms of the Settlement Agreement referred to in paragraph B.1 of Schedule 3.9(b) (the "Settlement Agreement"), W. W. Hunt Oilfield Contractors has been granted the right to manufacture prefabricated mats incorporating the Technology upon the payment to the Shareholder or Uni-Mat of a licensing fee in the amount of $35.00 per mat. Except as set forth in the preceding sentence, none of the Shareholder, the Company or Uni-Mat have any ongoing obligations or liabilities under the Settlement Agreement, no other party thereto has any right to manufacture, sell or lease products or services that are based upon, utilize or otherwise incorporate the Technology, and nothing contained therein will be binding upon Newpark, Newco or the Company after the Closing or in any way limit or adversely affect the use of the Intellectual Property Assets by Newpark, Newco or the Company after the Closing. Effective immediately prior to the Closing, the Shareholder and Uni-Mat hereby assign to the Company any and all rights of the Shareholder and Uni-Mat under the Settlement Agreement, including, without limitation, the right to receive all licensing or royalty fees payable thereunder.

          (f) All loans and advances heretofore made by Texas Guaranty National Bank to the Shareholder, Uni-Mat or the Company, and all rights with respect thereto (including, without limitation, all Liens), have been assigned by Texas Guaranty National Bank to the U.S. Small Business Administration (the "SBA"). Upon the payment to the SBA of the amount specified in Schedule 7(e), all obligations of the Shareholder, Uni-Mat and the Company with respect to such loans and advances shall be satisfied and paid in full, and the SBA shall be obligated to release any and all Liens heretofore granted by the Shareholder, Uni-Mat or the Company to Texas Guaranty National Bank or the SBA.

     8. Uni-Mat hereby grants to the Company (and to Newco as the successor-in-interest to the Company in the Merger) a non-exclusive, paid-up, royalty-free license, with the right to sublicense others, to make, use, sell and lease prefabricated mats under United States Patent Number 4,875,800 (the "Hicks Patent"). The license granted hereby to the Company (and to Newco as the successor-in-interest to the Company in the Merger) shall be equal in scope to the license granted to Uni-Mat under the Hicks Agreement, shall continue in effect throughout the life of the Hicks Patent and shall be deemed to have been granted in connection with the license granted to the Company (and to Newco as the successor-in-interest to the Company in the Merger) pursuant to the License Agreement. Uni-Mat agrees to execute such further documents and instruments as may be necessary or appropriate to carry out the provisions of this paragraph.

     9. Uni-Mat and the Shareholder hereby represent, warrant, covenant and agree as follows:

          (a) Except as disclosed on Schedule 3.9(a) or Schedule 3.9(b), Uni-Mat has not assigned, transferred or licensed, or purported to assign, transfer or license, to any person any of its rights under the Uni-Mat License Agreement.

          (b) Uni-Mat hereby consents to any and all prior use by the Company of any of the intellectual property rights licensed to Uni-Mat under the Uni-Mat License Agreement.

          (c) Uni-Mat hereby consents to and approves of the terms of the License Agreement, as the same may be executed at the Closing, and agrees that, from and after the Closing, its rights under the Uni-Mat License Agreement shall not include any of the rights licensed to the Company (and to Newco as the successor-in-interest to the Company in the Merger) under the License Agreement. Without limiting the generality of the foregoing, in the event of any conflict between the rights of the licensee under the License Agreement and the rights of Uni-Mat under the Uni-Mat License Agreement, the rights of the licensee under the License Agreement shall be prior and superior to the rights of Uni-Mat under the Uni-Mat License Agreement.

          (d) Uni-Mat acknowledges that it is an Affiliate of the Shareholder and agrees to be bound by any and all provisions of the License Agreement that are applicable to Affiliates of the Shareholder.

          (e) The Shareholder and Uni-Mat agree to execute such further docu-ments and instruments as may be necessary or appropriate to implement the provisions of this paragraph 9.

     10. The Original Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms. This Amendment may be executed in one or more counterparts. No modification of this Amendment shall be valid unless in writing and signed by the parties hereto. In the event of any conflict between the provisions of this Amendment and the provisions of the Original Agreement, the provisions of this Amendment shall control.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.


Newpark Resources, Inc.                  J. Pouyer Interests, Inc.

By: /s/ Matthew W. Hardey                By:  /s/ Joseph E. Pouyer
   ----------------------                   -----------------------------
   Name:_________________                   Name:  Joseph E. Pouyer
   Title:________________                   Title:  President



JPI Acquisition Corp.                    Uni-Mat International, Inc.

By:  /s/ Matthew W. Hardey               By:/s/ Joseph E. Pouyer
    ----------------------                  ---------------------
   Name:__________________                  Name:  Joseph E. Pouyer
   Title:_________________                  Title:  President



                                         The Shareholder:

                                          /s/ Joseph E. Pouyer
                                         ---------------------
                                         Joseph E. Pouyer, individually